Exhibit 99.1
Align Technology Announces First Quarter 2025 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Celebrates the 20 million Invisalign® patient "Smilestone" and thanks the more than 280 thousand Invisalign® practitioners around the world for their trust and partnership over the past 28 years

Q1'25 Clear Aligner volume of 642.3 thousand cases increased 2.2% sequentially and was up 6.2% year-over-year, reflecting strength in APAC, EMEA, and growth in North America

Q1'25 Clear Aligner volume for teens and growing patients of 225.8 thousand increased 4.5% sequentially and 13.3% year-over-year, driven by continued adoption of Invisalign First™

•Q1'25 total revenues were $979.3 million, down 1.6% sequentially and down 1.8% year-over-year
•Q1'25 total revenues were unfavorably impacted by foreign exchange by approximately $21.4 million sequentially, and unfavorably impacted by approximately $31.1 million year-over-year(1)
•Q1'25 Clear Aligner revenues of $796.8 million decreased 2.5% year-over-year, and Clear Aligner volume increased 6.2% year-over-year to 642.3 thousand cases
•Q1'25 Imaging Systems and CAD/CAM Services revenues of $182.4 million, increased 1.2% year-over-year
•Q1'25 operating income of $131.1 million and operating margin of 13.4%, non-GAAP operating margin of 19.1%(1)
•Q1'25 GAAP operating margin was unfavorably impacted by foreign exchange by approximately 1.1 points sequentially and unfavorably impacted by approximately 1.4 points year-over-year(1)
•Q1'25 diluted net income per share was $1.27, non-GAAP diluted net income per share of $2.13(1)
•Q1'25 cash and cash equivalents were $873.0 million compared to $1,043.9 million as of Q4'24
(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces First Quarter 2025 Results
TEMPE, Ariz., April 30, 2025 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the first quarter ("Q1'25"). Q1'25 total revenues were $979.3 million, down 1.6% sequentially and down 1.8% year-over-year. Q1'25 total revenues were unfavorably impacted by foreign exchange of approximately $21.4 million, or 2.1% sequentially, and unfavorably impacted by approximately $31.1 million, or 3.1% year-over-year.(1) Q1'25 Clear Aligner revenues were $796.8 million, up 0.3% sequentially and down 2.5% year-over-year. Q1'25 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $17.9 million, or 2.2% sequentially, and unfavorably impacted by approximately $25.8 million, or 3.1% year-over-year. Q1'25 Clear Aligner volume was up 2.2% sequentially and up 6.2% year-over-year. Q1'25 Imaging Systems and CAD/CAM Services revenues were $182.4 million, down 9.2% sequentially, and up 1.2% year-over-year. Q1'25 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $3.5 million, or 1.9% sequentially and unfavorably impacted by approximately $5.3 million, or 2.8% year-over-year.(1)

Q1'25 operating income was $131.1 million, resulting in an operating margin of 13.4%. Foreign exchange negatively impacted Q1'25 operating margin by approximately 1.1 points sequentially and by approximately 1.4 points year-over-year.(1) On a non-GAAP basis, Q1'25 operating income was $186.7 million, resulting in an operating margin of 19.1%, down 4.1 points sequentially and down 0.7 points year-over-year. Q1'25 net income was $93.2 million, or $1.27 per diluted share. On a non-GAAP basis, Q1'25 net income was $156.9 million, or $2.13 per diluted share.

Commenting on Align's Q1'25 results, Align Technology President and CEO Joe Hogan said, “I am pleased to report first quarter revenues, operating margin, and earnings in line with our outlook. Fiscal 2025 is off to a good start with Q1 Clear Aligner volumes up both sequentially and year-over-year, reflecting strength in both the teens and adult patient segments, across all regions, driven by year-over-year strength across the Asia Pacific and EMEA regions, and growth in North America. It is worth noting that Q1 is our highest year-over-year growth rate for both adult and teen patients since 2021. From a channel perspective, Q1 Clear Aligner volumes in the orthodontic and GP dentist channels increased year-over-year with a record number of total submitters and utilization for GP dentists for a first quarter. For our Systems and Services business, Q1 revenues were down sequentially, reflecting Q1 seasonality as well as unfavorable foreign exchange. On a year-over-year basis, Q1 Systems and Services revenues were up slightly, reflecting continued adoption of the iTero™ Lumina scanner platform, as well as the launch of the iTero Lumina with restorative software at the end of March. The first quarter also marked a significant milestone for Align as we reached the 20 million Invisalign® patient "smilestone”, which kicks off a yearlong celebration recognizing our doctor customers, their patients, and our employees who have made this major achievement possible. The milestone is a testament to the confidence doctors and consumers worldwide have in the Invisalign brand and Invisalign treatment, and we are grateful for their trust and their choice for transforming smiles. We will share more about our '20 Million Smiles, 20 Million Stories, Unlimited Possibilities' campaign in the coming weeks.”

Align Technology Announces First Quarter 2025 Results

Financial Summary - First Quarter Fiscal 2025

	Q1'25	Q4'24	Q1'24	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	642,305	628,730	605,060	+2.2%	+6.2%
GAAP
Net Revenues	$979.3M	$995.2M	$997.4M	(1.6)%	(1.8)%
Clear Aligner	$796.8M	$794.3M	$817.3M	+0.3%	(2.5)%
Imaging Systems and CAD/CAM Services	$182.4M	$200.9M	$180.2M	(9.2)%	+1.2%
Net Income	$93.2M	$103.8M	$105.0M	(10.2)%	(11.2)%
Diluted EPS	$1.27	$1.39	$1.39	($0.13)	($0.13)
Non-GAAP
Net Income	$156.9M	$181.6M	$161.4M	(13.6)%	(2.8)%
Diluted EPS	$2.13	$2.44	$2.14	($0.31)	($0.01)
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of March 31, 2025, we had over $873.0 million in cash and cash equivalents, compared to over $1,043.9 million as of December 31, 2024. As of March 31, 2025, we had $300.0 million available under our revolving line of credit.

Announcement Highlights

•On April 2, 2025, Align announced that it will host an Investor Day on Tuesday, May 6, 2025. Link to registration: https://app.webinar.net/jnoG4kbwPQB
•On April 1, 2025, Align announced that the Invisalign® System with mandibular advancement featuring occlusal blocks was made commercially available to Invisalign-trained doctors in Australia and New Zealand.
•On March 25, 2025, Align announced that the Invisalign brand is an official partner of Bay Football Club.
•On March 10, 2025, Align announced the launch in European Union countries and the United Kingdom of Align™ X-ray Insights, a new software-based computer-aided detection solution that uses artificial intelligence to automatically analyze 2D radiographs.
•On March 6, 2025, Align announced the addition of restorative capabilities to its next-generation iTero Lumina™ intraoral scanner (without iTero Near Infra-Red Imaging (NIRI) technology) and the new iTero Lumina™ Pro dental imaging system (with iTero NIRI technology) to enable efficient restorative and multidisciplinary ortho-restorative workflows and support the diagnosis of interproximal caries above the gingiva, helping GP dentists reach new levels of practice efficiency and growth while delivering exceptional clinical outcomes.
•On February 10, 2025, Align announced that the Invisalign® Palatal Expander System was approved by the Turkish Medicines and Medical Device Agency and is now commercially available in Turkey.

Align Technology Announces First Quarter 2025 Results
Q1'25 Stock Repurchase
•During Q1'25, we repurchased the remaining $72.1 million of the $275.0 million open market repurchase initiated in Q4'24.
•In Q1'25, we initiated a new plan to repurchase the remaining $225.0 million of our common stock under our January 2023 approved Stock Repurchase Program of $1.0 billion through open market repurchases. As of March 31, 2025, we had repurchased $129.0 million. Once completed, this open market repurchase will complete our $1.0 billion stock repurchase program approved in January 2023.

UK VAT Update as of April 30, 2025:
•As previously disclosed in our Q4'24 earnings release and conference call, we anticipated receiving a ruling regarding the applicability of VAT to our Clear Aligner sales in the UK. On April 24, 2025, we received a favorable ruling in which the tribunal determined that our Clear Aligners are “dental prostheses for the purposes of VAT in the UK,” which is a key condition to be considered exempt from VAT. This outcome reaffirms our commitment to enhancing patients’ access to oral health, leveraging digital technology.
•HMRC has until June 19th to appeal the tribunal's ruling. HMRC may also attempt to challenge the applicability of VAT on a different basis.

Tariff Update as of April 30, 2025:
•Align Technology has Clear Aligner manufacturing operations in Mexico, Poland, and China. For the U.S. domestic market, we currently manufacture Clear Aligners in Mexico prior to shipment to the U.S.
•Align does not currently ship Clear Aligners from Poland or China to the U.S. We currently manufacture Clear Aligners for the Chinese market in China.
•Our Clear Aligners and Intraoral Scanners made in Mexico that are imported into the U.S. are compliant with the United States-Mexico-Canada Agreement (“USMCA”).
•As noted in President Trump's Executive Order ("EO") dated April 2, 2025, USMCA compliant goods are exempt from the tariffs under the EO. However, the US/Mexico tariff situation remains fluid, and we are unable to predict whether USMCA compliant products will remain exempt, whether there will be other changes to the announced EO, or if additional tariffs will be imposed in the future.
•We expect an incremental tariff, if implemented, to be applied to transfer prices on goods shipped from Mexico.
•With respect to our Clear Aligners made in China, all manufacturing for China takes place in China. We have assessed the potential impact of China’s retaliatory tariffs and believe that we are able to mitigate most of the tariff exposure through adjustments in our supply chain. Based on the current situation, we do not expect a significant impact to our costs from these retaliatory tariffs.
•We have also assessed the potential direct impact of the additional U.S. tariffs on China on our business and currently do not expect to realize a significant impact from these retaliatory tariffs.
•Our Intraoral Scanner manufacturing primarily occurs in Israel, with Scanners shipped from there to worldwide locations. We produce a small number of Scanners in China, primarily for that market. Regarding tariffs on

Align Technology Announces First Quarter 2025 Results
Israeli goods imported into the U.S., at the current baseline 10% tariff, we estimate the average monthly potential impact to be approximately $1 million, which we have considered in our guidance for Q2 and Fiscal 2025.

Fiscal 2025 Business Outlook

Assuming no circumstances occur beyond our control, such as foreign exchange, macroeconomic conditions, and changes to currently known tariffs that could impact our business:

Q2'25:
•We expect Q2’25 worldwide revenues to be in the range of $1,050M to $1,070M, up sequentially from Q1’25.
•We expect Q2’25 Clear Aligner volume to be up sequentially and Q2’25 Clear Aligner ASPs to also be up sequentially, due to favorable foreign exchange at current spot rates, partially offset by the continued product mix shift to non-comprehensive clear aligner products with lower list prices.
•We expect Q2’25 Systems and Services revenues to be up sequentially as we continue to ramp up the iTero Lumina™ scanner with restorative software.
•We expect Q2’25 worldwide gross margin to be up sequentially primarily from higher ASPs and Clear Aligner volume.
•We expect our Q2’25 GAAP operating margin and Q2’25 non-GAAP operating margin to be up sequentially by approximately 3 points each for GAAP and non-GAAP operating margin.

For fiscal 2025:
•We expect 2025 Clear Aligner volume growth to be up approximately mid-single digits year-over-year.
•We expect 2025 Clear Aligner ASPs to be down year-over-year due to continued product mix shift to non-comprehensive clear aligner products with lower list prices and continued growth in our emerging markets where those products may carry lower list prices.
•We expect 2025 Systems and Services year-over-year revenues to grow faster than Clear Aligner revenues.
•We expect 2025 year-over-year revenue growth to be in the range of 3.5% to 5.5% at current spot rates.
•We expect fiscal 2025 GAAP operating margin to be approximately 2 points above the 2024 GAAP operating margin, and we expect the 2025 non-GAAP operating margin to be approximately 22.5%.
•We expect our investments in capital expenditures for fiscal 2025 to be between $100 million and $150 million. Capital expenditures primarily relate to technology upgrades as well as manufacturing capacity in support of our ongoing business.

Align Technology Announces First Quarter 2025 Results
Align Webcast and Conference Call

We will host a conference call today, April 30, 2025, at 4:30 p.m. ET, 1:30 p.m. PT, to review our Q1'25 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/okvpykry%5d/. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share.

These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, acquisition-related costs, associated tax impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial

Align Technology Announces First Quarter 2025 Results
measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 281.4 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 28 years, Align has helped doctors treat over 20.1 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding our stock repurchase programs, our expectations for market opportunities, our expectations regarding the applicability of VAT to our Clear Aligner sales in the UK, our expectations for implemented or proposed tariffs, worldwide revenues, Clear Aligner volume, Clear Aligner ASP, Systems and Services revenues, GAAP and non-GAAP operating margin, Q2'25 gross margin, and 2025 capital expenditures. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, higher interest rates, market volatility, threats or actual imposition of tariffs, customs duties and fees by nations an retaliatory actions, threats of or actual economic slowdowns or recessions or escalating trade wars and geopolitical tensions;

Align Technology Announces First Quarter 2025 Results
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, levels of employment, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and declining consumer confidence;
•implemented or proposed tariffs and retaliatory actions or other trade restrictions or measures taken by the United States and other countries that have or could impact our products and product sales;
•variations in our geographic, channel and product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflicts in the Middle East and Ukraine, and tensions involving Taiwan and South China Sea and our operations and assets in Israel and Russia;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.

Align Technology Announces First Quarter 2025 Results
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net revenues	$979,262	$997,431
Cost of net revenues	299,154	299,615
Gross profit	680,108	697,816
Operating expenses:
Selling, general and administrative	447,629	451,822
Research and development	97,201	91,859
Legal settlement loss	4,178	—
Total operating expenses	549,008	543,681
Income from operations	131,100	154,135
Interest income and other income (expense), net:
Interest income	5,316	4,392
Other income (expense), net	4,026	(141)
Total interest income and other income (expense), net	9,342	4,251
Net income before provision for income taxes	140,442	158,386
Provision for income taxes	47,212	53,358
Net income	$93,230	$105,028

Net income per share:
Basic	$1.27	$1.40
Diluted	$1.27	$1.39
Shares used in computing net income per share:
Basic	73,562	75,175
Diluted	73,615	75,322

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024
ASSETS

Current assets:
Cash and cash equivalents	$873,012	$1,043,887
Accounts receivable, net	1,061,976	995,685
Inventories	246,567	254,287
Prepaid expenses and other current assets	220,474	198,582
Total current assets	2,402,029	2,492,441

Property, plant and equipment, net	1,264,847	1,271,134
Operating lease right-of-use assets, net	113,179	113,376
Goodwill	457,611	442,630
Intangible assets, net	102,750	103,488
Deferred tax assets	1,523,479	1,557,372
Other assets	238,925	234,159

Total assets	$6,102,820	$6,214,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$125,382	$108,693
Accrued liabilities	546,173	598,188
Deferred revenues	1,319,393	1,331,146
Total current liabilities	1,990,948	2,038,027

Income tax payable	99,781	96,466
Operating lease liabilities	86,487	88,214
Other long-term liabilities	131,361	139,908
Total liabilities	2,308,577	2,362,615

Total stockholders’ equity	3,794,243	3,851,985

Total liabilities and stockholders’ equity	$6,102,820	$6,214,600

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$52,676	$28,664

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(25,289)	(79,584)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(206,756)	(11,716)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	8,480	(9,004)
Net decrease in cash, cash equivalents, and restricted cash	(170,889)	(71,640)
Cash, cash equivalents, and restricted cash at beginning of the period	1,044,963	938,519
Cash, cash equivalents, and restricted cash at end of the period	$874,074	$866,879

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2024	2024	2024	2024	2024	2025
Number of Invisalign Trained Doctors Cases Were Shipped To
	83,510	86,135	87,380	85,685	130,370	85,275
Invisalign Trained Doctor Utilization Rates*
	7.2	7.5	7.1	7.3	19.1	7.5
Clear Aligner Revenue Per Case Shipment**
	$1,350	$1,295	$1,275	$1,265	$1,295	$1,240
* # of cases shipped / # of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2024	2024	2024	2024	2024	2025
Stock-based Compensation (SBC):
SBC included in Gross Profit	$2,064	$2,582	$3,070	$(721)	$6,995	$1,538
SBC included in Operating Expenses	36,724	44,446	45,969	39,569	166,708	43,459
Total SBC	$38,788	$47,028	$49,039	$38,848	$173,703	$44,997

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2025	December 31, 2024	Impact % of Revenue
GAAP net revenues	$979,262	$995,219
Constant currency impact (1)	21,406		2.1%
Constant currency net revenues (1)	$1,000,668

GAAP Clear Aligner net revenues	$796,843	$794,289
Clear Aligner constant currency impact (1)	17,935		2.2%
Clear Aligner constant currency net revenues (1)	$814,778

GAAP Imaging Systems and CAD/CAM Services net revenues	$182,419	$200,930
Imaging Systems and CAD/CAM Services constant currency impact (1)	3,471		1.9%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$185,890

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2025	2024	Impact % of Revenue
GAAP net revenues	$979,262	$997,431
Constant currency impact (1)	31,056		3.1%
Constant currency net revenues (1)	$1,010,318

GAAP Clear Aligner net revenues	$796,843	$817,251
Clear Aligner constant currency impact (1)	25,795		3.1%
Clear Aligner constant currency net revenues (1)	$822,638

GAAP Imaging Systems and CAD/CAM Services net revenues	$182,419	$180,180
Imaging Systems and CAD/CAM Services constant currency impact (1)	5,261		2.8%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$187,680

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2025 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2025	December 31, 2024
GAAP gross profit	$680,108	$696,941
Constant currency impact on net revenues	21,406
Constant currency gross profit	$701,514

	Three Months Ended
	March 31, 2025	December 31, 2024
GAAP gross margin	69.5%	70.0%
Gross margin constant currency impact (1)	0.7
Constant currency gross margin (1)	70.1%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2025	2024
GAAP gross profit	$680,108	$697,816
Constant currency impact on net revenues	31,056
Constant currency gross profit	$711,164

	Three Months Ended March 31,
	2025	2024
GAAP gross margin	69.5%	70.0%
Gross margin constant currency impact (1)	0.9
Constant currency gross margin (1)	70.4%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2025	December 31, 2024
GAAP income from operations	$131,100	$144,149
Income from operations constant currency impact (1)	14,112
Constant currency income from operations (1)	$145,211

	Three Months Ended
	March 31, 2025	December 31, 2024
GAAP operating margin	13.4%	14.5%
Operating margin constant currency impact (2)	1.1
Constant currency operating margin (2)	14.5%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2025	2024
GAAP income from operations	$131,100	$154,135
Income from operations constant currency impact (1)	18,278
Constant currency income from operations (1)	$149,377

	Three Months Ended March 31,
	2025	2024
GAAP operating margin	13.4%	15.5%
Operating margin constant currency impact (2)	1.4
Constant currency operating margin (2)	14.8%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
GAAP gross profit	$680,108	$697,816
Stock-based compensation	1,538	2,064
Amortization of intangibles (1)	3,549	3,724
Restructuring charges (2)	2,253	—
Non-GAAP gross profit	$687,448	$703,604

GAAP gross margin	69.5%	70.0%
Non-GAAP gross margin	70.2%	70.5%

GAAP total operating expenses	$549,008	$543,681
Stock-based compensation	(43,459)	(36,724)
Amortization of intangibles (1)	(841)	(863)
Restructuring and other charges (2)	197	—
Legal settlement loss	(4,178)	—
Non-GAAP total operating expenses	$500,727	$506,094

GAAP income from operations	$131,100	$154,135
Stock-based compensation	44,997	38,788
Amortization of intangibles (1)	4,390	4,587
Restructuring and other charges (2)	2,056	—
Legal settlement loss	4,178	—
Non-GAAP income from operations	$186,721	$197,510

GAAP operating margin	13.4%	15.5%
Non-GAAP operating margin	19.1%	19.8%

GAAP net income before provision for income taxes	$140,442	$158,386
Stock-based compensation	44,997	38,788
Amortization of intangibles (1)	4,390	4,587
Restructuring and other charges (2)	2,056	—
Legal settlement loss	4,178	—
Non-GAAP net income before provision for income taxes	$196,063	$201,761

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
GAAP provision for income taxes	$47,212	$53,358
Tax impact on non-GAAP adjustments	(8,000)	(13,036)
Non-GAAP provision for income taxes	$39,212	$40,322

GAAP effective tax rate	33.6%	33.7%
Non-GAAP effective tax rate	20.0%	20.0%

GAAP net income	$93,230	$105,028
Stock-based compensation	44,997	38,788
Amortization of intangibles (1)	4,390	4,587
Restructuring and other charges (2)	2,056	—
Legal settlement loss	4,178	—
Tax impact on non-GAAP adjustments	8,000	13,036
Non-GAAP net income	$156,851	$161,439

GAAP diluted net income per share	$1.27	$1.39
Non-GAAP diluted net income per share	$2.13	$2.14

Shares used in computing diluted net income per share	73,615	75,322

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    During the fourth quarter 2024, we initiated restructuring plans to reduce headcount and increase efficiencies across the organization and lower the overall cost structure. Restructuring charges are primarily related to severance and other post-employment one-time benefits.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2025 Results

ALIGN TECHNOLOGY, INC.
Q2 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Approximately 17.0%
Stock-based compensation	~4.5%
Amortization of intangibles (1)	~0.5%
Non-GAAP operating margin	Approximately 22.0%

ALIGN TECHNOLOGY, INC.
FISCAL 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Approximately 17.0%
Stock-based compensation	~5.0%
Amortization of intangibles (1)	~0.5%
Restructuring charges (2)	~0.1%
Legal settlement loss (3)	~0.1%
Non-GAAP operating margin	Approximately 22.5%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions.
(2) Restructuring charges primarily related to severance.
(3) Legal settlement loss from Q1'25.

Refer to "About Non-GAAP Financial Measures" section of press release.